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                                                                    EXHIBIT 10.2
                              VALLEN CORPORATION
                        RESTRICTED STOCK GRANT AGREEMENT

     1. GRANT OF RESTRICTED SHARES. Vallen Corporation, a Texas corporation (the "Company"), hereby grants to James W. Thompson (the "Grantee") all rights, title and interest in the record and beneficial ownership of 20,000 shares (the "Restricted Shares") of the Company's Common Stock, $0.50 par value per share, subject to the conditions described in Paragraphs 3 and 4 as well as the other provisions of this grant of Restricted Stock (the "Restricted Stock Grant"). By acceptance of the Restricted Stock Grant, Grantee agrees to be bound by all of the terms, provisions, conditions and limitations of this Restricted Stock Grant. All references to the "Committee" shall mean the Company's Compensation Committee of the Board of Directors.

     2. CUSTODY OF RESTRICTED SHARES. Upon satisfaction of the vesting conditions set forth in Paragraph 4, the Company shall issue and deliver to the Grantee a certificate or certificates for such number of Restricted Shares as are required to be issued and delivered pursuant to this Restricted Stock Grant. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Shares are not transferable and shall be held in trust or in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on their transfer have expired. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Grantee.

     3. RISK OF FORFEITURE AND TERMINATION. Should Grantee's employment agreement with the Company (as amended, "Employment Agreement") terminate or should a "Change in Control" as defined in the Employment Agreement occur prior to any of the vesting events set forth in Paragraph 4, Grantee shall forfeit the right to receive the Restricted Shares and this Restricted Stock Grant shall terminate.

     4. VESTING UPON TERMINATION OF EMPLOYMENT. Grantee shall acquire a vested interest in the Restricted Shares only upon the effectiveness of the first to occur of the following:

          (i) termination of Grantee's employment with the Company without "Cause" pursuant to clause (e) of Section 5 of the Employment Agreement;

         (ii) termination of Grantee's employment with the Company by Grantee for "Good Reason" pursuant to clause (f) of Section 5 of the Employment Agreement; or


        (iii)  June 1, 2003.

     5. OWNERSHIP RIGHTS. Grantee shall have no rights as a stockholder with respect to Restricted Shares subject to this Restricted Stock Grant until Grantee becomes the holder of record of such shares following the issuance of a stock certificate for Common Stock that is free of restrictions hereunder. Without limiting the foregoing, Grantee shall have no right to transfer any Restricted Shares or receive any dividends (other than as provided in Paragraph
7) payable to stockholders of record prior to the date that the Grantee so becomes a stockholder of record.
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     6.  REORGANIZATION OF THE COMPANY AND SUBSIDIARIES.  The existence of the
Restricted Stock Grant shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

     7. RECAPITALIZATION EVENTS. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company ("Recapitalization Events"), then for all purposes referenced herein to Common Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

     8. NO SALE OR TRANSFER. If Grantee acquires a vested interest in the Restricted Shares pursuant to clause (ii) of Section 4, the for a period of two years following the date that certificates for Restricted Shares are issued and delivered, such Restricted Shares may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered.

     9. CERTAIN RESTRICTIONS. By accepting the Restricted Stock Grant, Grantee agrees that the Restricted Shares will be subject to Section 8 and that Grantee will acquire the Restricted Shares for Grantee's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this document. Each certificate representing Restricted Shares shall bear a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A RESTRICTED STOCK AGREEMENT BETWEEN VALLEN CORPORATION (THE "COMPANY") AND JAMES W. THOMPSON DATED ________________, 1998, A COPY OF WHICH IS ON FILE AT THE PRINCIPLE OFFICES OF THE COMPANY.

     10. AMENDMENT AND TERMINATION. No amendment or termination of the Restricted Stock Grant shall be made by the Board or the Committee at any time without the written consent of Grantee.

     11. NO GUARANTEE OF EMPLOYMENT. The Restricted Stock Grant shall not confer upon Grantee any right with respect to continuance of employment or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any

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subsidiary would otherwise have to terminate such Grantee's employment or other service at any time.

          12. WITHHOLDING OF TAXES. If required by tax withholding obligations of any law or regulation, the Company shall have the right to (i) make deductions from the number of Restricted Shares otherwise deliverable upon satisfaction of the conditions precedent under the Restricted Stock Grant (and other amounts payable under the Restricted Stock Grant) in an amount sufficient to satisfy withholding of any federal, state or local taxes required bylaw, or
(ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

          13. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor any Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Restricted Stock Grant.

          14. SEVERABILITY. In the event that any provision of the Restricted Stock Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Restricted Stock Grant and the Restricted Stock Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

          15. GOVERNING LAW. The Restricted Stock Grant shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

          Effective as of the ____ day of _________________, 1998.

                                    THE "COMPANY"

                                    VALLEN CORPORATION


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------



                                    "GRANTEE"


                                    By:
                                       -----------------------------------
                                            James W. Thompson

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